EXHIBIT 99.1

To 8-K dated October 26, 2007

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS EARNINGS FOR THE THIRD QUARTER

STUART, FL., October 23, 2007 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF), today reported net income for the third quarter of 2007 totaling $285,000 or $0.01 diluted earnings per share (DEPS), compared to $5,869,000 or $0.31 DEPS for the third quarter a year ago.  For the first nine months of 2007, net income totaled $7,862,000 or $0.41 DEPS, compared to $18,169,000 or $0.98 DEPS for 2006.  Earnings for the quarter were impacted by higher credit costs primarily related to residential development loans.  The provision for loan losses totaled $8.4 million which reduced DEPS by $ 0.27 for the quarter.

“Sales activity for new residential real estate product continued to soften over the summer months in Florida after improving somewhat earlier in the year.  We have continued to carefully and formally monitor, on a monthly basis, all credit relationships having exposure to the residential market.  This quarter we classified as nonperforming several credit relationships that are either currently experiencing, or in the near term are likely to experience, cash flow difficulties.  In those instances, we have performed a collateral evaluation (including the potential effects of existing sales contract cancellations) in response to recent changes in the market value for residential real estate and, as appropriate, have established valuation reserves,” said Dennis S. Hudson, III Chairman and Chief Executive Officer of Seacoast.

Operating results for the quarter, excluding the impact of the provision for loan losses, totaled approximately $5.1 million or cash earnings of approximately $0.27 per share.  Noninterest expenses were impacted by the previously announced implementation of expense savings totaling approximately $1.5 million in the quarter, which were offset with higher nonrecurring expenses totaling approximately $1.0 million related to other professional fees, severance and employee recruitment costs.  The expense reductions primarily relate to the elimination of executive bonus compensation for the year, lower incentive payouts for senior officers and reduced profit-sharing compensation, all as a result of lower than expected earnings performance.  These savings will reduce compensation expense by approximately $500,000 in the fourth quarter, and will remain in effect until the Company produces meaningful earnings improvements.  Noninterest expenses are expected to total approximately $19 million in the fourth quarter.  The Company has also identified additional savings totaling approximately $3.5 million annually that it intends to implement over the next two quarters involving the consolidation of branch offices, reductions in staff and a reduction in marketing costs and other professional fees.

Included in the results for the first nine months was the impact of the restructuring of the Company’s investment portfolio; therefore, net income, excluding securities restructuring losses, totaled $11.16 million for the nine months of 2007 or $0.58 DEPS.

Net interest income totaled $21.1 million for the quarter, a decline of $321,000 compared with the second quarter of 2007.  The decline was primarily due to increased levels of nonperforming assets.  The net interest margin declined by 15 basis points to 3.94 percent in the third quarter 2007 compared to the second quarter of 2007, primarily as a result of higher nonperforming assets and increased costs for interest bearing liabilities.  Interest bearing deposit costs increased 10 basis points to 3.69 percent in the third quarter 2007, and total interest bearing liabilities increased from 3.79 percent for the second quarter to 3.88 percent in the third quarter.  Since the Fed lowered rates 50 basis points on September 18, 2007, many of the Company’s deposit products have repriced; therefore, future cost for interest bearing deposits should improve.

Interest bearing deposits declined $14.4 million over the past year and increased $4.4 million linked quarter for the three months ended September 30, 2007.  Noninterest bearing demand deposits declined $15.9 million in the third quarter, consistent with past seasonal growth patterns experienced in many of the Company’s markets, and now comprise 18 percent of total deposits, down from 19 percent last quarter.  Past growth in deposits related to seasonal improvements in the fourth and first quarters would suggest improved growth rates compared to the third quarter of 2007.

Total loans outstanding at September 30, 2007 increased 14.3 percent compared to September 30, 2006.  With the addition of the new office in Broward County and increased lenders in the Orlando and Brevard County markets, the Company believes it can continue to grow its loan portfolio by approximately 10 percent over the next twelve months as a result of the improved commercial lending capacity.  The Broward County market’s outstanding loans and deposits at September 30, 2007 totaled $49 million and $13 million, respectively.  In addition, the commercial loan pipelines totaled $61 million for Broward and $94 million for Brevard/Orlando.

Noninterest income, excluding securities gains and losses, increased 8.0 percent when compared to the prior year’s third quarter, reflecting increased revenues primarily from service charges on deposit accounts and marine finance fees.    Noninterest income declined by $705,000 or 10.4 percent when compared with the second quarter, due to reduced mortgage production and expected seasonally lower brokerage and marine fees.

Noninterest expenses totaled $19 million, up $140,000 from the prior year's third quarter.  The Company previously announced that it would eliminate executive bonuses and lower incentive payouts and reduce profit-sharing as a result of lower earnings performance so far in 2007.  These cost reductions totaled approximately $1.5 million for the quarter and are expected to save the Company about $500,000 in the fourth quarter.

Seacoast will host a conference call on Wednesday, October 24 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (800) 640-9765 (access code: 19349003; leader: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting Presentations under the heading Investor Services.  A replay of the call will be available beginning the afternoon of October 24 by dialing (877) 213-9653 (domestic), using the passcode 19349003.

Seacoast Banking Corporation of Florida has approximately $2.3 billion in assets.  It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

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Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
(Dollars in thousands,	September 30,		September 30,
except per share data)	2007	2006	2007	2006

Summary of Earnings
Net income	$285	$5,869	$7,862	$18,169
Net income, excluding securities restructuring losses (5)	285	5,869	11,159	18,169
Net interest income (1)	$21,147	$23,144	$64,047	$67,448

Performance Ratios
Return on average assets-GAAP earnings (2), (3)	0.05%	0.99%	0.45%	1.06%
Return on average tangible assets (2),(3), (4),(5)	0.09	1.05	0.70	1.11

Return on average shareholders' equity–GAAP earnings (2), (3)	0.51	11.03	4.79	12.61
Return on average tangible shareholders’ equity (2),(3),(4),(5)	1.18	15.64	9.71	17.45

Net interest margin (1), (2)	3.94	4.22	3.99	4.22

Per Share Data
Net income diluted-GAAP earnings	$0.01	$0.31	$0.41	$0.98
Net income basic-GAAP earnings	0.02	0.31	0.41	1.00

Net income diluted-excluding securities restructuring losses (5)	0.01	0.31	0.58	0.98
Net income basic-excluding securities restructuring losses (5)	0.02	0.31	0.59	1.00

Cash dividends declared	0.16	0.15	0.48	0.45

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)

Excluding securities restructuring losses of $5,118 (or $3,297 net of taxes) recorded in the first quarter 2007.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		September 30,		Increase/
		2007	2006	(Decrease)
Credit Analysis
Net charge-offs (recoveries) year-to-date		$1,307	$(133)	n/m
Net charge-offs (recoveries) to average loans		0.10%	(0.01)%	n/m
Loan loss provision year-to-date		$8,932	$1,035	763.0%
Allowance to loans at end of period		1.19%	0.77%	54.5
Nonperforming assets		$45,894	$10,437	339.7
Nonperforming assets to loans and other real estate owned at end of period		2.42%	0.63%	284.1

Selected Financial Data
Total assets		$2,316,779	$2,351,297	(1.5)
Securities – Trading (at fair value)		17,955	0	n/m
Securities – Available for sale (at fair value)		205,174	345,971	(40.7)
Securities – Held for investment (at amortized cost)		32,588	137,197	(76.2)
Net loans		1,870,574	1,643,368	13.8
Deposits		1,855,726	1,957,893	(5.2)
Shareholders’ equity		213,880	208,560	2.6
Book value per share		11.20	10.99	1.9
Tangible book value per share		8.22	8.02	2.6
Average shareholders' equity to average assets		9.48%	8.39%	13.0

Average Balances (Year-to-Date)
Total assets		$2,311,782	$2,295,345	0.7
Less: Intangible assets		57,138	49,686	15.0
Total average tangible assets		$2,254,644	$2,245,659	0.4

Total equity		$219,252	$192,647	13.8
Less: Intangible assets		57,138	49,686	15.0
Total average tangible equity		$162,114	$142,961	13.4

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)

Excluding securities restructuring losses of $5,118 (or $3,297 net of taxes) recorded in the first quarter 2007.

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2007	2006	2007	2006

Interest on securities:
Taxable	$3,069	$5,366	$11,374	$16,883
Nontaxable	88	97	274	206
Interest and fees on loans	34,316	30,730	99,796	82,717
Interest on federal funds sold and other investments	298	521	1,211	2,874
Total Interest Income	37,771	36,714	112,655	102,680

Interest on deposits	6,261	5,366	17,760	13,542
Interest on time certificates	7,806	5,888	22,085	15,186
Interest on borrowed money	2,645	2,412	8,979	6,693
Total Interest Expense	16,712	13,666	48,824	35,421

Net Interest Income	21,059	23,048	63,831	67,259
Provision for loan losses	8,375	475	8,932	1,035
Net Interest Income After Provision for Loan Losses	12,684	22,573	54,899	66,224

Noninterest income:
Service charges on deposit accounts	1,983	1,866	5,644	4,909
Trust income	658	691	1,948	2,204
Mortgage banking fees	260	254	1,131	794
Brokerage commissions and fees	620	586	2,363	2,404
Marine finance fees	687	478	2,269	2,139
Debit card income	578	563	1,743	1,584
Other deposit based EFT fees	101	108	348	307
Merchant income	688	623	2,165	1,921
Other	444	402	1,340	1,132
	6,019	5,571	18,951	17,394
Securities restructuring losses	--	--	(5,118)	--
Securities gains (losses), net	22	2	46	(84)
Total Noninterest Income	6,041	5,573	13,879	17,310

Noninterest expenses:
Salaries and wages	7,479	7,805	23,828	22,667
Employee benefits	1,700	2,054	5,419	5,623
Outsourced data processing costs	1,796	1,746	5,697	5,675
Occupancy	1,928	1,947	5,721	5,542
Furniture and equipment	758	707	2,109	1,834
Marketing	875	952	2,368	2,795
Legal and professional fees	1,327	693	3,002	1,929
FDIC assessments	55	66	169	204
Amortization of intangibles	315	315	944	755
Other	2,794	2,602	8,374	7,848
Total Noninterest Expenses	19,027	18,887	57,631	54,872

Income Before Income Taxes	(302)	9,259	11,147	28,662
Provision for income taxes	(587)	3,390	3,285	10,493

Net Income	$285	$5,869	$7,862	$18,169

Per share common stock:
Net income diluted	$0.01	$0.31	$0.41	$0.98
Net income basic	0.02	0.31	0.41	1.00
Cash dividends declared	0.16	0.15	0.48	0.45

Average diluted shares outstanding	19,165,880	19,141,484	19,180,773	18,517,508
Average basic shares outstanding	18,924,665	18,767,257	18,946,759	18,142,813

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,	September 30,
(Dollars in thousands)	2007	2006	2006

Assets
Cash and due from banks	$44,680	$89,803	$80,249
Federal funds sold and other investments	6,605	2,412	14,096
Total Cash and Cash Equivalents	51,285	92,215	94,345
Securities:
Trading (at fair value)	17,955	--	--
Available for sale (at fair value)	205,174	313,983	345,971
Held for investment (at amortized cost)	32,588	129,958	137,197
Total Securities	255,717	443,941	483,168

Loans available for sale	1,833	5,888	3,516

Loans, net of unearned income	1,893,114	1,733,111	1,656,061
Less: Allowance for loan losses	(22,540)	(14,915)	(12,693)
Net Loans	1,870,574	1,718,196	1,643,368

Bank premises and equipment, net	39,180	37,070	36,400
Other real estate owned	240	--	--
Goodwill and other intangible assets	56,767	57,299	56,394
Other assets	41,183	34,826	34,106
	$2,316,779	$2,389,435	$2,351,297
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$336,816	$391,805	$424,624
Savings deposits	886,806	929,444	944,190
Other time deposits	340,440	325,251	334,713
Time certificates of $100,000 or more	291,664	244,518	254,366
Total Deposits	1,855,726	1,891,018	1,957,893

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	141,884	206,476	104,179
Borrowed funds	39,749	26,522	26,516
Subordinated debt	53,610	41,238	41,238
Other liabilities	11,930	11,756	12,911
	2,102,899	2,177,010	2,142,737

Shareholders' Equity
Preferred stock	--	--	--
Common stock	1,914	1,899	1,899
Additional paid in capital	90,752	88,380	87,311
Retained earnings	123,538	124,811	122,145
Treasury stock	(1,430)	(310)	(90)
	214,774	214,780	211,265
Accumulated other comprehensive loss, net	(894)	(2,355)	(2,705)
Total Shareholders’ Equity	$213,880	212,425	208,560
	$2,316,779	$2,389,435	$2,351,297

Common Shares Outstanding	19,104,027	18,974,295	18,980,329

Note:  The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
	Quarters
	2007			2006	Last 12
(Dollars in thousands, except per share data)	Third	Second	First	Fourth	Months

Net income	$285	$4,808	$2,769	$5,685	$13,547
Net income, excluding securities restructuring losses (5)	285	4,808	6,066	5,685	16,844

Operating Ratios
Return on average assets-GAAP earnings (2),(3)	0.05%	0.85%	0.47%	0.95%	0.58%
Return on average tangible assets (2), (3), (4), (5)	0.09	0.91	1.09	1.01	0.78

Return on average shareholders' equity GAAP earnings (2),(3)	0.51	8.81	5.16	10.57	6.22
Return on average tangible shareholders’ equity (2), (3), (4), (5)	1.18	12.43	15.83	14.87	10.98

Net interest margin (1),(2)	3.94	4.09	3.92	3.95	3.98
Average equity to average assets	9.69	9.62	9.15	8.99	9.36

Credit Analysis
Net charge-offs	$1,039	$143	$125	27	$1,334
Net charge-offs to average loans	0.22%	0.03%	0.03%	0.01%	0.08%
Loan loss provision	$8,375	$1,107	$(550)	$2,250	$11,182
Allowance to loans at end of period	1.19%	0.84%	0.82%	0.86%
Nonperforming assets	$45,894	$15,495	$4,088	$12,465
Nonperforming assets to loans and other real estate owned at end of period	2.42%	0.85%	0.23%	0.72%
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	2.44	0.89	0.27	0.72

Per Share Common Stock
Net income diluted-GAAP earnings	$0.01	$0.25	$0.14	$0.30	$0.70
Net income basic-GAAP earnings	0.02	0.25	0.15	0.30	0.72

Net income diluted-excluding securities restructuring losses (5)	0.01	0.25	0.32	0.30	0.88
Net income basic-excluding securities restructuring losses (5)	0.02	0.25	0.32	0.30	0.89

Cash dividends declared	0.16	0.16	0.16	0.16	0.64
Book value per share	11.20	11.32	11.34	11.20

Average Balances
Total assets	$2,279,036	$2,277,678	$2,379,739	$2,372,784
Less: Intangible assets	56,884	57,322	57,213	56,230
Total average tangible assets	$2,222,152	$2,220,356	$2,322,526	$2,316,554

Total Equity	$220,868	$219,020	$217,834	$213,354
Less: Intangible assets	56,884	57,322	57,213	56,230
Total average tangible equity	$163,984	$161,698	$160,621	$157,124

(1)

Calculated on a fully taxable equivalent basis using amortized cost.

(2)

These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)

The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income.

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)

Excludes securities restructuring losses of $5,118 (or $3,297, net of taxes) recorded in the first quarter 2007.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	September 30, 2007	December 31, 2006	September 30, 2006

U.S. Treasury and U.S. Government Agencies	$17,995	$--	$--
Securities Trading	17,955	--	--

U.S. Treasury and U.S. Government Agencies	35,349	94,676	103,219
Mortgage-backed	164,452	214,661	238,389
Obligations of states and political subdivisions	2,117	2,049	2,066
Other securities	3,256	2,597	2,297
Securities Available for Sale	205,174	313,983	345,971

Mortgage-backed	26,441	123,587	130,567
Obligations of states and political subdivisions	6,147	6,371	6,630
Securities Held for Investment	32,588	129,958	137,197
Total Securities	$255,717	$443,941	$483,168

LOANS	September 30, 2007	December 31, 2006	September 30, 2006

Construction and land development	$627,003	$571,133	$542,601
Real estate mortgage	1,051,750	949,824	911,630
Installment loans to individuals	78,641	83,428	83,235
Commercial and financial	135,111	128,101	117,738
Other loans	609	625	857
Total Loans	$1,893,114	$1,733,111	$1,656,061

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007				2006
	Third Quarter	Second Quarter			Third Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Earning assets:
Securities:
Taxable	$233,809	5.25%	$267,308	5.34%	$493,810	4.35%
Nontaxable	8,216	6.33	8,323	6.58	8,654	6.61
Total Securities	242,025	5.29	275,631	5.37	502,464	4.39

Federal funds sold and other
investments	21,364	5.53	48,140	5.52	38,832	5.32

Loans, net	1,866,954	7.30	1,783,156	7.41	1,634,263	7.47

Total Earning Assets	2,130,343	7.05	2,106,927	7.10	2,175,559	6.71

Allowance for loan losses	(15,361)		(14,358)		(12,363)
Cash and due from banks	47,633		70,274		74,680
Premises and equipment	39,190		38,445		37,162
Other assets	77,231		76,390		75,824

	$2,279,036		$2,277,678		$2,350,862

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$53,842	2.78%	$170,588	2.61%	$208,948	1.72%
Savings deposits	112,323	0.71	121,159	0.71	149,323	0.69
Money market accounts	715,885	3.15	591,403	3.13	603,133	2.76
Time deposits	629,479	4.92	617,905	4.88	552,589	4.23
Federal funds purchased and other short term borrowings	127,163	4.41	110,123	4.40	107,401	4.42
Other borrowings	69,860	7.00	67,816	7.04	67,572	7.14

Total Interest-Bearing Liabilities	1,708,552	3.88	1,678,994	3.79	1,688,966	3.21

Demand deposits (noninterest-bearing)	340,462		370,953		439,379
Other liabilities	9,154		8,711		11,493
Total Liabilities	2,058,168		2,058,658		2,139,838

Shareholders' equity	220,868		219,020		211,024

	$2,279,036		$2,277,678		$2,350,862

Interest expense as a % of earning assets		3.11%		3.02%		2.49%
Net interest income as a % of earning assets		3.94		4.09		4.22

(1)

 On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.